SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is dated as of December 3, 2015 by and between Cool Technologies, Inc., a Nevada corporation (the "Company"), and SBI Investments LLC, 2014-1, a Delaware limited liability company (the "Purchaser").

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to Purchaser from time to time as provided herein, and Purchaser shall be obligated to purchase from the Company up to $2,000,000 worth of shares of the Company's Common Stock on a private placement basis pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended; and

WHEREAS, the Purchaser shall be entitled to resell shares of Common Stock acquired hereunder pursuant to a resale registration statement established by the Company pursuant to the terms of the Registration Rights Agreement between the Company and the Purchaser which shall be declared effective by the Commission prior to the delivery of the first Draw Down Notice;

NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

"Action" shall have the meaning ascribed to such term in Section 3.1(j).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act. With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

"Business Day" means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

"Closing Price" means the price of the Common Stock on the last Trading Day of the respective Draw Down Period.

"Commission" means the Securities and Exchange Commission.

"Commencement Date" shall mean the Trading Day immediately following the date on which the applicable Draw Down Notice is delivered to the Purchaser.

"Commitment Amount" shall have the meaning assigned to such term in Section 2.1 hereof.

"Commitment Period" shall mean the period commencing immediately after the Effective Date of the Registration Statement, until the earlier of (i) such time that the Purchaser has purchased $2,000,000 of the Common Stock, (ii) the date on which the Registration Statement is no longer effective, or (iii) 18 months from the Effective Date.

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of December 3, 2015, made by and among **Cool Technologies, Inc.**, a Nevada corporation (the "Company") and each holder of Company's common stock signatory hereto (the "Pledgor" and, collectively, the "Pledgors") in favor of **SBI Investments LLC, 2014-1** (the "Agent") and each of the holders of the Company's 10% Original Issued Discount Secured Promissory Notes (collectively, the "Pledgees").

W I T N E S S E T H:

WHEREAS, Pledgees have agreed, severally and not jointly, to lend to the Company, and the Company has agreed to borrow from the Pledgees, up to an aggregate of $295,000.00 pursuant to the terms and conditions set forth in the 10% Original Issued Discount Secured Promissory Notes of the Company (the "Notes");

WHEREAS, pursuant to the provisions of the Notes, and as a condition to the obligation of the Pledgees to lend thereunder, the Pledgors, as principals, employees and shareholders of the Company, have agreed to make the pledge contemplated by this Agreement in order to induce Pledgees to perform their obligations under the Notes;

WHEREAS, as a condition to the obligation of the Pledgees to lend pursuant to the Notes, the Company agrees to undertake such action contemplated by this Agreement in order to induce Pledgees to perform their obligations under the Notes;

WHEREAS, Pledgors own the shares of common stock, $0.001 par value per share, of the Company (the "Common Stock") as set forth opposite the Pledgors' respective names on Schedule A attached hereto;

WHEREAS, terms used but not otherwise defined in this Agreement that are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York at that time (whether or not the UCC applies to the affected Pledged Collateral) (the "UCC") shall have the meanings ascribed to them in the UCC; and

NOW, THEREFORE, in consideration of the premises, covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Pledge and Security Interest. Each Pledgor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Pledgees, and grants to the Pledgees a continuing first priority security interest in, a first lien upon and a right of set-off against, all of its respective rights, titles and interests of whatsoever kind and nature in (the "Security Interest"), and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the obligations pursuant to the Notes, the following (collectively, the "Pledged Collateral"):

(a) the shares of Common Stock owned by such Pledgor and set forth on Schedule A attached hereto (the "Pledged Shares"), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and

(b) all proceeds of any and all of the foregoing Pledged Collateral, in whatever form (including, without limitation, proceeds that constitute property of the types described above).

SECTION 2. Security for Obligations. This Agreement secures the payment and performance of the following obligations (collectively, the "Obligations"): all present and future indebtedness, obligations, covenants, duties and liabilities of any kind or nature of the Company to the Pledgees now existing or hereafter arising under or in connection with this Agreement or the Notes (collectively, the "Transaction Documents").

SECTION 3. Delivery of Pledged Collateral. Upon the date hereof, all certificates representing or evidencing the Pledged Shares, in suitable form for transfer by delivery, or accompanied by instruments of transfer or assignment duly executed in blank, are being deposited with and delivered to the Agent, as collateral agent for the Pledgees. The Agent shall have the right, at any time after the occurrence of an Event of Default (as hereinafter defined) (unless such Event of Default is waived in writing by the Pledgees), without notice to the Pledgor, to transfer to or to register in the name of the Pledgees or their nominees any or all of the Pledged Collateral. In addition, the Agent shall have the right at any time after the occurrence of an Event of Default (unless such Event of Default is waived in writing by the Pledgees), to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 4. Representations and Warranties. Each Pledgor, severally and not jointly with the other Pledgors, represents and warrants as follows:

(a) Except as set forth on Schedule 4(a) hereto, such Pledgor is the legal, record and beneficial owner of the Pledged Collateral owned by such Pledgor, free and clear of any lien, security interest, restriction, option or other charge or encumbrance (collectively, "Liens").

(b) The pledge of the Pledged Collateral and the grant of the Security Interest pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing payment and performance of the Obligations.

(c) Except for the filing of financing statements pursuant to the UCC with the proper filing and recording agencies in the jurisdictions indicated on Schedule B attached hereto, no consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby, or (iii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

(d) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e) Effective on the date of execution of this Agreement, such Pledgor hereby authorizes the Agent to file one or more financing statements under the UCC with respect to the Security Interest with the proper filing and recording agencies in the jurisdictions indicated on Schedule B attached hereto, and in such other jurisdictions as may be requested by the Pledgees.

(f) Such Pledgor will not transfer, pledge, hypothecate, sell or otherwise dispose of any of the Pledged Collateral without the prior written consent of the Pledgees.

(g) Such Pledgor shall promptly execute and deliver to the Pledgees such further assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Pledgees may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Pledged Collateral.

(h) All information heretofore, herein or hereafter supplied to the Pledgees by or on behalf of such Pledgor with respect to the Pledged Collateral is accurate and complete in all material respects as of the date furnished.

SECTION 5. Further Assurances. Each Pledgor, severally and not jointly with the other Pledgors, agrees that at any time and from time to time, at the expense of such Pledgor, the Pledgor shall promptly

execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent and/or the Pledgees may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent and/or Pledgees to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral. The Company agrees that at any time and from time to time, at the expense of the Company, the Company shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgees may reasonably request.

SECTION 6. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred (unless such Event of Default is waived in writing by the Pledgees):

(i) Each Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that such Pledgor shall not exercise or refrain from exercising any such right if, in the reasonable judgment of such Pledgees, such action would have a material adverse effect on the Security Interest or the rights and remedies of the Pledgees hereunder; provided, further, that such Pledgor shall give the Pledgees at least ten (10) days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

(ii) Each Pledgor shall be entitled to receive and retain any and all cash dividends and interest paid in respect of such Pledgor's Pledged Collateral.

(b) Upon and after the occurrence of any Event of Default (unless such Event of Default is waived in writing by the Pledgees):

(i) All rights of each Pledgor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments.

(ii) All dividends and interest payments which are received by the Pledgors contrary to the provisions of paragraph (i) of this Section 6(b) shall be received in trust for the benefit of the Pledgees, shall be segregated from other funds of the applicable Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 7. Transfers and Other Liens; Additional Shares. During the term of this Agreement, the Pledgor agrees that it shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted pursuant to this Agreement.

SECTION 8. Agent Appointed Attorney-in-Fact.

(a) Effective only upon an Event of Default (unless such Event of Default is waived in writing by the Pledgees), the Pledgors hereby appoints the Agent as the Pledgors' attorney-in-fact, with full authority in the place and stead of, and in the name of, the Pledgors or

otherwise, from time to time in the Agent's discretion to take any action and to execute any instrument which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgors representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

(b) Each Pledgor, severally and not jointly, authorizes the Agent, and do hereby make, constitute and appoint the Agent and its respective officers, agents, successors or assigns with full power of substitution, as the Pledgors' true and lawful attorney-in-fact, with power, in the name of the Pledgees or the Pledgors, after the occurrence and during the continuance of an Event of Default, (i) to endorse any checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Pledged Collateral that may come into possession of the Pledgees; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against Pledgors, assignments, verifications and notices in connection with accounts, and other documents relating to the Pledged Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Pledged Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Pledged Collateral; (v) generally to do, at the option of the Pledgees, and at the expense of the Pledgors, severally and jointly, at any time, or from time to time, all acts and things which the Pledgees deem necessary to protect, preserve and realize upon the Pledged Collateral and the Security Interest granted herein in order to effect the intent of this Agreement all as fully and effectually as the Pledgors might or could do; and (vi) in the event of the bankruptcy of such Pledgor, to appoint a receiver or equivalent person to marshall such Pledgor's assets, and such Pledgor hereby ratifies all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

(c) Each Pledgor hereby irrevocably appoints the Agent as such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, from time to time in the Agent's discretion, to file in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Pledgor where permitted by law.

SECTION 9. Pledgee May Perform. If any Pledgor fails to perform any agreement contained herein, the Agent and/or Pledgees may itself perform, or cause performance of, such agreement, and the expenses of the Agent and/or Pledgees incurred in connection therewith shall be payable by such Pledgor under Section 14 hereof.

SECTION 10. The Agent's Duties. The duties and rights of the Agent are as set forth on **Annex A** attached hereto and incorporated herein by reference. Any fees of the Agent for its services hereunder shall be paid by the Company. The powers conferred on the Agent hereunder are solely to protect the interests of the Pledgees in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received it hereunder, neither the Agent nor Pledgees shall have any duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not such party has or is to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Agent and Pledgees shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which such party accords its own property.

SECTION 11. Event of Default. The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an "Event of Default"):

(a) The failure of any Pledgor to observe, perform or comply with any act, duty, covenant, agreement or obligation under this Agreement, which is not cured within ten business days following written notice by Agent to such Pledgor;

(b) If any of the representation or warranty of any Pledgor set forth in this Agreement shall be breached or shall be untrue or incorrect in any material respect, and is not cured within ten business days following written notice by Agent to such Pledgor;

(c) The filing of any financing statement with regard to any of the Pledged Collateral other than pursuant to this Agreement, or the attachment of any additional Lien to any portion of the Pledged Collateral in favor of any Person other than the Pledgees; or

(d) If any event of default (and expiration of any cure period) shall occur (unless such event of default is waived in writing by the Pledgees) under any of the other Transaction Documents.

SECTION 12. Cross-Default; Cross-Collateralization. The Pledgors acknowledges and agrees that any default under the terms of this Agreement shall constitute a default by the Company under the Notes, and that any event of default (following expiration of any applicable cure period) under the Notes shall constitute a default under this Agreement.

SECTION 13. Remedies upon Event of Default. Upon and after the occurrence of any Event of Default:

(a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to the Agent (including, without limitation, the vesting in the Agent pursuant to Section 6(b)(i) of the sole right to exercise voting rights pertaining to the Pledged Collateral, including, without limitation, voting rights with respect to the sale of assets of the issuer of such Pledged Shares), all the rights and remedies of a secured party on default under the UCC, and may also, without notice except as specified below and subject to the applicable securities laws, sell the Pledged Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor acknowledges and agrees that the Pledged Collateral consisting of the Pledged Shares, and/or any other shares of common stock of the Company, is of a type customarily sold on a recognized market, and accordingly that no notice of the sale thereof need be given. In addition, Agent may transfer all of the Pledged Collateral to Pledgees, who may hold all of such Pledged Collateral as payment in full of the Obligations.

(b) Any cash held by the Agent or the Pledgees as Pledged Collateral and all cash proceeds received by the Agent or the Pledgees in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent or the Pledgees, be held as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable pursuant to Section 14) in whole or in part against, all or any part of the Obligations. Any surplus of such cash or cash proceeds held by the Agent or the Pledgees and remaining after payment in full of all the

Obligations shall be paid over to the Pledgors, pro-rata, or to whomsoever may be lawfully entitled to receive such surplus.

SECTION 14. Expenses. The Pledgors and the Company, severally and jointly, shall upon demand pay to the Agent and/or the Pledgees the amount of any and all reasonable expenses, including reasonable attorneys' fees and expenses and the reasonable fees and expenses of any experts and agents, which the Agent and/or Pledgees may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (c) the exercise or enforcement of any of the rights of the Agent and/or Pledgees hereunder or (d) the failure by any Pledgor to perform or observe any of the provisions hereof.

SECTION 15. Continuing Security Interest; Termination. This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the indefeasible payment in full of the Obligations. Upon the indefeasible payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors. Upon any such termination, the Agent shall, at such Pledgors' expense, return, pro-rata, to the Pledgors such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to such Pledgors such documents as such Pledgors shall reasonably request to evidence such termination.

SECTION 16. Governing Law; Terms. For the convenience of the Agent, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws. Each Pledgor agrees to submit to the in personam jurisdiction of the state and federal courts situated within the City of New York, State of New York with regard to any controversy arising out of or relating to this Agreement. Unless otherwise defined herein, terms defined in Article 9 of the UCC are used herein as therein defined.

SECTION 17. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been received when delivered personally (which shall include, without limitation, via express overnight courier) or if mailed, three (3) business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses of the parties as set forth herein.

SECTION 18. Waivers.

(a) Waivers. Each Pledgor waives any right to require the Pledgees to (i) proceed against any person, (ii) proceed against any other collateral under any other agreement, (iii) pursue any other remedy, or (iv) make presentment, demand, dishonor, notice of dishonor, acceleration and/or notice of non-payment.

(b) Waiver of Defense. No course of dealing between the Pledgors and the Pledgees, nor any failure to exercise nor any delay in exercising on the part of the Agent or Pledgees, any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall operate as a waiver. No single or partial exercise of any right, power, or privilege under this Agreement or under any of the other Transaction Documents shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

SECTION 19. Rights Are Cumulative. All rights and remedies of the Agent and the Pledgees with respect to the Pledged Collateral, whether established by this Agreement, the other Transaction Documents or by law, shall be cumulative and may be exercised concurrently or in any order.

SECTION 20. Indemnity. Each Pledgor, jointly and severally, agrees to indemnify and hold harmless the Agent, the Pledgees and their respective heirs, successors and assigns against and from all liabilities, losses and costs (including, without limitation, reasonable attorneys' fees) arising out of or relating to the taking or the failure to take action in respect of any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any and all excise, sales or other taxes which may be payable or

determined to be payable with respect to any of the Pledged Collateral, except to the extent resulting from their gross negligence or intentional misconduct. The liabilities of the Pledgors under this Section 20 shall survive the termination of this Agreement.

SECTION 21. Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision, or part thereof, in such jurisdiction, and shall not in any manner affect such provision or part thereof in any other jurisdiction, or any other provision of this Agreement in any jurisdiction.

SECTION 22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

SECTION 23. Amendments; Entire Agreement. This Agreement is subject to modification only by a writing signed by the parties. To the extent any provision of this Agreement conflicts with any provision of the Notes, the provision giving Pledgees greater rights or remedies shall govern, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to Pledgees under the Notes. This Agreement and the other Transaction Documents constitute the entire agreement of the parties with respect to the subject matter of this Agreement.

SECTION 24. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns; provided, however, that no Pledgor may, without the prior written consent of the Pledgees, assign or delegate any rights, powers, duties or obligations hereunder, and any such purported assignment or delegation without such consent shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

PLEDGOR and

THE COMPANY

COOL TECHNOLOGIES, INC.

By: [signature]

Name: Timothy Hassett

Title: CEO

AGENT:

SBI INVESTMENTS LLC, 2014-1

By: [signature]

Name: Peter Wisniewski

Title: Manager

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SIGNATURE PAGE FOR PLEDGEES FOLLOWS]

[PLEDGEE SIGNATURE PAGES TO COOL TECHNOLOGIES, INC. PLEDGE AND SECURITY AGREEMENT]

Name of Pledgee: SBI Investments LLC, 2014-1

Signature of Authorized Signatory of Pledgee: ____________________________

Name of Authorized Signatory: _______________________________

Title of Authorized Signatory: _______________________________

E-mail Address of Authorized Signatory: _______________________

SCHEDULE A

Pledged Shares

Pledgor:	Number of Shares:	Certificate Number:
Cool Technologies, Inc.	[5x face of promissory notes*]	

*These shares were received on ________ as consideration for ________.

SCHEDULE B

ANNEX A

to

PLEDGE AND SECURITY

AGREEMENT

THE AGENT

1. **Appointment.** The Pledgees (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Pledge and Security Agreement to which this **Annex A** is attached (the "Agreement")), by their acceptance of the benefits of the Agreement, hereby designate SBI Investments LLC, 2014-1 ("Agent") as the Agent to act as specified herein and in the Agreement. Each Secured Party shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of the Agreement and any other Transaction Document and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

2. **Nature of Duties**. The Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful conduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of the Agreement or any other Transaction Document a fiduciary relationship in respect of any Debtor or any Secured Party; and nothing in the Agreement or any other Transaction Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of the Agreement or any other Transaction Document except as expressly set forth herein and therein.

3. **Lack of Reliance on the Agent.** Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party's investment in the Debtors, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Debtors or any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Agreement or any other Transaction Document, or for the financial condition of the Debtors or the value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other Transaction Document, or the financial condition of the Debtors, or the

value of any of the Collateral, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other Transaction Documents.

4. **Certain Rights of the Agent**. The Agent shall have the right to take any action with respect to the Collateral, on behalf of all of the Pledgees. To the extent practical, the Agent shall request instructions from the Pledgees with respect to any material act or action (including failure to act) in connection with the Agreement or any other Transaction Document, and shall be entitled to act or refrain from acting in accordance with the instructions of Pledgees holding a majority in principal amount of Notes (based on then-outstanding principal amounts of Notes at the time of any such determination); if such instructions are not provided despite the Agent's request therefor, the Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Pledgees in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other Transaction Document, and the Debtors shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Transaction Documents or applicable law.

5. **Reliance**. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and the other Transaction Documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and the other Transaction Documents and its duties thereunder, upon advice of other experts selected by it.

6. **Indemnification**. To the extent that the Agent is not reimbursed and indemnified by the Debtors, the Pledgees will jointly and severally reimburse and indemnify the Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or under the Agreement or any other Transaction Document, or in any way relating to or arising out of the Agreement or any other Transaction Document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Agent's own gross negligence or willful misconduct. Prior to taking any action hereunder as Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action.

7. **Resignation by the Agent.**

(a) The Agent may resign from the performance of all its functions and duties under the Agreement and the other Transaction Documents at any time by giving 30 days' prior written notice (as provided in the Agreement) to the Debtors and the Pledgees. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below.

(b) Upon any such notice of resignation, the Pledgees, acting by a Majority in Interest, shall appoint a successor Agent hereunder.

(c) If a successor Agent shall not have been so appointed within said 30-day period, the Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Pledgees appoint a successor Agent as provided above. If a successor Agent has not been appointed within such 30-day period, the Agent may petition any court of competent jurisdiction or may interplead the Debtors and the Pledgees in a proceeding for the appointment of a successor Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Debtors on demand.

8. **Rights with respect to Collateral**. Each Secured Party agrees with all other Pledgees and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Agent or any of the other Pledgees in respect of the Collateral or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement and the other Transaction Documents.

shall, upon entering into such Variable Rate Transaction, pay to the Purchaser $100,000 in cash, and will be deemed to have terminated this Agreement effective upon entering into such Variable Rate Transaction.

ARTICLE V.
CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

5.1 Conditions Precedent to the Obligations of the Company to Sell the Securities. The obligation hereunder of the Company to proceed to close this Agreement and to issue and sell the Securities to the Purchaser is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company in writing at any time in its sole discretion.

(a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such dates).

(b) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. No material Action shall have been commenced against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Initial Closing Deliveries. The delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

5.2 Conditions Precedent to the Obligation of the Purchaser to Close. The obligation hereunder of the Purchaser to perform its obligations under this Agreement and to purchase the Draw Down Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser in writing at any time in its sole discretion.

(a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time (except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date).

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d) No Proceedings or Litigation. No material Action shall have been commenced, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(e) Initial Closing Deliveries. The delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

5.3 Conditions Precedent to the Obligation of the Purchaser to Accept a Draw Down and Purchase the Draw Down Shares. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Draw Down Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

(a) Satisfaction of Conditions to Initial Closing. The Company shall have satisfied at the Initial Closing, or the Purchaser shall have waived at the Initial Closing, the conditions set forth in Section 5.2 hereof.

(b) No Suspension. Trading in the Common Stock shall not have been suspended by the Commission or the principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the principal Trading Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the principal Trading Market unless the general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice.

(c) Material Adverse Effect. No Material Adverse Effect and no Consolidation Event where the successor entity has not agreed to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

(d) Opinion of Counsel. The Purchaser shall have received a legal opinion from counsel to the Company, in the form of Exhibit B hereto.

(e) Equity Conditions. During the Draw Down Pricing Period through the Settlement Date, all of the Equity Conditions shall have been met.

ARTICLE VI.
DRAW DOWN TERMS

6.1 Draw Down Terms. Subject to the satisfaction of the conditions set forth in this Agreement:

(a) The Company may, in its sole discretion, issue and exercise draw downs against the Commitment Amount (each a "Draw Down") during the Commitment Period, which Draw Downs the Purchaser shall be obligated to accept, subject to the terms and conditions of this Agreement. The Company's right to issue and exercise a Draw Down will be subject to the condition that the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Draw Down Shares to be issued in connection with such Draw Down.

(b) Only one Draw Down may be made in each Draw Down Pricing Period. The issuance of shares of Common Stock purchased by the Purchaser with respect to each Draw Down will be settled on the first Trading Day immediately following the end of the applicable Draw Down Pricing period (each such settlement period and each such settlement date will be referred to as a "Settlement Period" and a "Settlement Date", respectively).

(c) The maximum Investment Amount as to each Draw Down will be equal to the lesser of: (i) $50,000, or (ii) 200% of the average daily volume based on the trailing 10 Trading Days preceding the first day of the Draw Down Notice Period.

(d) The issuance of Draw Down Shares of Common Stock to be issued on each Settlement Date will be subject to the following adjustments:

(i) if during any Trading Day during the Draw Down Pricing Period trading of the Common Stock on the Trading Market is suspended for more than 3 hours, in the aggregate, or if any Trading Day during the Draw Down Pricing Period is shortened because of a public holiday, then such Trading Day will be withdrawn from the Draw Down Pricing Period; and

(ii) if during any Trading Day during the Draw Down Pricing Period sales of Draw Down Shares pursuant to the Registration Statement are suspended by the Company for more than three (3) hours, in the aggregate, then such Trading Day will be withdrawn from the Draw Down Pricing Period.

(e) To issue and exercise a Draw Down, the Company will be required to (i) inform the Purchaser by delivering a draw down notice, in the form of Exhibit C hereto (the "Draw Down Notice"), via facsimile transmission in accordance with Section 8.3, as to the amount of the Draw Down (the "Investment Amount") the Company wishes to exercise, (ii) pay to the Purchaser a fee of 1.5% of the Investment Amount by wire transfer of immediately available funds. The Draw Down Notice will also inform the Purchaser of the first day of the Draw Down Pricing Period, which, unless otherwise agreed to in writing by the parties, will be the Commencement Date. At no time will the Purchaser be required to purchase more than the maximum Investment Amount for a given Draw Down Pricing Period. On or before any Trading Day that a Draw Down Notice is delivered, the Company shall file with the Commission a prospectus supplement pursuant to Rule 424 under the Securities Act setting forth the terms of the Draw Down Notice.

(f) On the Trading Day immediately following the last day of the Settlement Period, the Company shall deliver and the Purchaser shall acknowledge a settlement statement (the "Settlement Statement") setting forth the number of Draw Down Shares issuable and the aggregate Purchase Price as to such Settlement Period. On the Settlement Date as to such Draw Down, the Company shall cause the Draw Down Shares purchased pursuant to such Settlement Statement to be delivered to the Depository Trust Company ("DTC") account of the Purchaser, or its designees, as designated by the Purchaser in the Settlement Statement, via DTC's Deposit Withdrawal Agent Commission system ("DWAC"). Upon the Company electronically delivering such Draw Down Shares to the DTC account of the Purchaser, or its designees, via DWAC by 1:00 p.m. ET, the Purchaser shall, on the same day (or the next Business Day if such day is not a Business Day) wire transfer immediately available funds to the Company's bank account, as designated by the Company in the Settlement Statement, for the amount of the aggregate Purchase Price of such Draw Down Shares. Upon the Company electronically delivering the Draw Down Shares to the Purchaser or its designee's DTC account via DWAC after 1:00 p.m. ET, the Purchaser shall wire transfer next day available funds to the Company's designated account on such day. At the sole election of the Purchaser, the Purchaser may elect to pay any broker fees disclosed in the schedules attached to this Agreement directly to the brokers pursuant to written instructions from any such broker.

(g) The Company understands that a delay in the delivery of the Draw Down Shares to the Purchaser beyond the Settlement Date could result in economic loss to the Purchaser. In addition to the Purchaser's other available remedies, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Draw Down Shares (based on the Closing Price of the Common Stock on the applicable Settlement Date) required to be delivered on the Settlement Date, $100 per Trading Day (increasing to $200 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Settlement Date until such Drawn Down Shares are delivered pursuant to this Article VI. Nothing herein shall limit the Purchaser's right to pursue actual damages for the Company's failure to deliver Draw Down Shares (via DWAC) as required by the Transaction Documents, including but not limited to the cost of any buy-in to the Purchaser, and the Purchaser will have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

ARTICLE VII.
TERMINATION

7.1 Term. The term of this Agreement will begin on the date hereof and will end at the end of the Commitment Period, or as otherwise set forth in Section 7.2.

7.2 Other Termination. This Agreement will automatically terminate if (i) the Common Stock is de-listed from the principal Trading Market unless such de-listing is in connection with a subsequent listing on another principal Trading Market, or (ii) the Company files for protection from creditors under any applicable law.

7.3 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.2 herein, the transactions contemplated by this Agreement will be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement will become void and of no further force and effect, except for Section 4.7 and Article 8 herein, which will survive the termination of this Agreement. Nothing in this Section 7.3 will be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VIII.

MISCELLANEOUS

8.1 Fees and Expenses. The Company will be responsible for the legal fees of the Purchaser. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

8.2 Use of Proceeds. The Company shall use the net proceeds from the sale of the Draw Down Shares for general corporate purposes.

8.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of transmission if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

8.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and will not be deemed to limit or affect any of the provisions hereof.

8.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties and their successors. Neither party may assign this Agreement or any rights or obligations hereunder (other than by merger).

8.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7.

8.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) will be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service will constitute good and sufficient service of process and notice thereof. Nothing contained herein will be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party commences an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.10 Survival. The representations and warranties contained herein will survive the Initial Closing Date and the delivery of the Draw Down Shares.

8.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

8.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

8.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for

any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

8.14 Liquidated Damages. The Company's obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and will not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable will have been canceled.

8.15 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document will be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COOL TECHNOLOGIES, INC.

Address for Notice:

By: ______________________

Name: Timothy Hassett

Title: CEO

SBI INVESTMENTS LLC, 2014-1

Address for Notice:

369 Lexington Ave, 2nd Floor

New York, NY 10017

By: ______________________

Name: Peter Wisniewski

Title: Manager

Exhibit A

Form of Registration Rights Agreement

Exhibit B

Form of Opinion of Company Counsel

EXHIBIT C

DRAW DOWN NOTICE/COMPLIANCE CERTIFICATE

COOL TECHNOLOGIES, INC.

The undersigned hereby certifies, with respect to shares of Common Stock of Cool Technologies, Inc. (the "Company") issuable in connection with this Draw Down Notice and Compliance Certificate dated ____________ (the "Notice"), delivered pursuant to the Securities Purchase Agreement dated as of November ___, 2015 (the "Agreement"), as follows:

1. The undersigned is the duly appointed Chief Executive Officer or Chief Financial Officer of the Company.

2. Except as set forth on the schedules attached hereto or in the SEC Reports (as defined in the Agreement), the representations and warranties of the Company set forth in the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties are expressly made as of a particular date.

3. The Company has performed in all material respects all covenants and agreements and conditions required under the Agreement to be performed by the Company on or prior to the date of this Draw Down Notice.

4. The Investment Amount is $___________.

5. Draw Downs shall commence on ___________ and end after [check one]:

a. ______ the completion of ___ Draw Down Pricing Periods.

b. ______ until written notice to you that Draw Downs have been suspended provided that no pending Draw Down may be suspended.

The undersigned has executed this Certificate this ____ day of ________, _____.

COOL TECHNOLGIES, INC.
By: ________________________________
Name:
Title:

Exhibit D

Form of Warrant

Sea Otter – Cool SPA Schedules

Schedule 3.1(a)

Cool Technologies, Inc. has a 95% owned subsidiary, Ultimate Power Truck, LLC ("UPT"). A shareholder of Cool Technologies owns the other 5%. No capital stock has been issued to either owner. Ownership is contractual.

The Corporation's ownership and the subsidiary are free and clear of liens or any other financial encumbrances.

Cool Technologies has no other subsidiaries.

Schedule 3.1(g)

In the company most recent Form 10-Q filed with the SEC, the filing noted that "As of November 9, 2015, there were 67,514,653 shares of common stock, $0.001 par value, issued and outstanding."

There are also 136 shares of Series A Convertible Preferred Stock (which can be converted at a rate of 1 preferred share to 50,000 common shares) issued and outstanding.

No other shares have been issued by the Corporation since the most recent filing.

Schedule 3.1(i)

No event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least 1 Trading Day prior to the date of this representation.